Exhibit 99.2

OCLARO, INC.
Attn: Stockholder Administration 225 Charcot Avenue SAN JOSE, CA 95131
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Oclaro, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
The Board of Directors recommends you vote FOR proposals 1, 2 and 3.
For Against Abstain
1. To adopt the Agreement and Plan of Merger, dated as of March 11, 2018, among Lumentum Holdings Inc. ("Lumentum"), Oclaro, Inc. ("Oclaro"), Prota Merger Sub, Inc. ("Merger Sub"), and Prota Merger,
LLC("Merger Sub LLC"), as it may be amended from time to time (the "Merger Agreement"), which provides for the acquisition of Oclaro through (1) a merger of Merger Sub with and into Oclaro (the "First Step Merger") with Oclaro surviving the First Step Merger, and (2), as soon as reasonably practicable following the First Step Merger, a merger of Oclaro with and into Merger Sub LLC (the "Second Step Merger", and,together with the First Step Merger, the "Merger"), with Merger Sub LLC surviving as a direct wholly owned subsidiary of Lumentum.
2. To approve, on a non-binding, advisory basis, the compensation payments that will or may be made to Oclaro's named executive officers in connection with the Merger.
3. To approve the adjournment of the special meeting, from time to time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. (see reverse for instructions)
Yes No
Please indicate if you plan to attend this meeting
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
0000383638_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com
OCLARO, INC.
Special Meeting of Stockholders
July 12, 2018 8:00 a.m., local time
This proxy is solicited by the Board of Directors of Oclaro, Inc. (the “Company”)
This proxy is solicited by the Board of Directors for the Special Meeting of Stockholders to be held on July 12, 2018. The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held July 12, 2018, and the Proxy Statement and hereby appoints Greg Dougherty, David Teichmann and Pete Mangan and each of them, each with the power to appoint his or her substitute and hereby authorizes them, as attorneys-in-fact and proxies of the undersigned, to represent and to vote as designated on the reverse side, all shares of common stock of Oclaro, Inc. held of record by the undersigned on May 15, 2018, at the Special Meeting of Stockholders to be held at Oclaro’s headquarters at 225 Charcot Avenue, San Jose, California 95131, on July 12, 2018, at 8:00 a.m. Pacific time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, AND, IF NECESSARY FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH
Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side
0000383638_2 R1.0.1.17